UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2017

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2017, Tangoe, Inc. (the “Company”) received a letter (the “Delisting Notice”) from the Nasdaq Hearings Panel (the “Panel”) stating that the Panel had determined to delist the shares of the Company’s common stock from The Nasdaq Stock Market (“Nasdaq”) for its failure to comply with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”).  The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “Commission”).  In accordance with the Panel’s decision, trading of the Company’s shares on The Nasdaq Global Select Market has been suspended as of the open of business on Tuesday, March 14, 2017.

The Company may request in writing that the Nasdaq Listing and Hearings Review Council review the Panel’s decision. If the Company were to request such a review, its request must be received within fifteen days from the date of the Delisting Notice, and it would be required to submit a fee to cover the cost of the review. The Company does not intend to request an appeal of the delisting determination.

As previously disclosed, on November 9, 2016, the Panel determined to continue the Company’s common stock listing until March 10, 2017 to provide the Company the opportunity to regain compliance with the Listing Rule by such date.  Also as previously disclosed, following a determination by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) that it was unlikely that the Company would be able to complete its ongoing restatement of its financial statements by March 10, 2017, the Company informed Nasdaq on December 30, 2016 and publicly disclosed that it was unlikely to regain compliance with the Listing Rule by March 10, 2017.  In January 2017, the Company also received a deficiency letter from Nasdaq regarding its non-compliance with Nasdaq Listing Rule 5620(a) for its failure to hold an annual meeting of stockholders no later than December 31, 2016.

Since the suspension of trading of Tangoe’s common stock from Nasdaq, the Company’s stock has been trading on the OTC Markets Group Inc. under the ticker TNGO.

On March 16, 2017, the Company announced that it intends to file a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) with the Commission on March 27, 2017 to delist its common stock from Nasdaq and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.  On March 16, 2017, the Company provided notice to Nasdaq of the Company’s intention to file the Form 25.

The Company expects delisting and deregistration to become effective ten days and ninety days, respectively, after it files its Form 25.

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, included in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the timing of the delisting and deregistration of the Company’s common stock, involve risks and uncertainties which may cause actual results to differ materially from those stated here.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainty that delisting and deregistration might take longer than expected.  Forward-looking statements reflect management’s analysis as of the date hereof. The Company disclaims any intention to update this Current Report on Form 8-K to disclose any further action or response that the Company may decide to take after the filing of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.
Date: March 16, 2017
	By:	/s/ Thomas P. Flynn
Thomas P. Flynn
Chief Administrative Officer, General Counsel & Secretary